BYLAWS OF

COVENTRY HEALTH CARE, INC.

(As Amended and Restated March 5, 2009)

ARTICLE I.

OFFICES

1.1       Principal Offices. The principal offices of Coventry Health Care, Inc., a Delaware corporation (the “Corporation”), shall be established by the Board of Directors from time to time and shall initially be located at 6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817.

1.2       Other Offices. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time decide are necessary or proper for the business of the Corporation.

ARTICLE II.

STOCKHOLDERS

2.1       Place of Meetings. All meetings of the stockholders for any purpose shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

2.2       Annual Meetings. Annual meetings of the stockholders shall be held on the third Thursday of May of each year (unless such day shall fall on a legal holiday), in which event such meeting shall be held on the next full business day following such legal holiday or at such time as shall be designated by the Chairman of the Board of Directors and stated in the notice of such meeting. At each such annual meeting, the stockholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting.

2.3       Special Meetings. Special meetings of the stockholders may be called for any purpose at any time by the Chief Executive Officer, the President, the Board of Directors, or the holders of a majority in amount of the shares entitled to vote at the meeting.

2.4       Notice of Meetings. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail.

2.5       Quorum of Stockholders. The holders of a majority of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business at all meetings of the stockholders.

2.6       Action by Stockholders. When a quorum is present at any meeting, other than as set forth in Section 2.7, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting.

2.7       Voting; Proxies. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater or lesser number is required by statute, the Certificate of Incorporation, or the Bylaws, and provided, that the required vote with respect to elections of directors will be as follows:

A person nominated for election as a director shall be elected by the affirmative vote of a majority of the votes cast for the director nominee in person or by proxy at a meeting for the election of directors at which a quorum is present, provided that, (i) if the number of nominees to be considered at the meeting exceeds the number of directors to be elected, or (ii) if a stockholder has provided the Corporation notice of a nominee for director in accordance with the advance notice provisions of Section 2.13 of these Bylaws and such nomination has not been withdrawn by such stockholder on or before the tenth day before the Corporation first mails its notice of meeting for such meeting to the stockholders, the directors shall be elected by a plurality of the votes cast in person or by proxy at the meeting at which a quorum is present. For purposes of director elections, a majority of the votes cast means that the number of shares voted “for” a nominee exceeds the shares voted “against” or “withheld” with respect to the nominee; abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating the vote.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum of a voting group shall not be present or represented at any meeting, the shares entitled to vote thereat shall have power to adjourn the meeting to a different date, time or place without notice other than announcement at the meeting of the new date, time or place to which the meeting is adjourned. At any adjourned meeting at which a quorum of any voting group shall be present or represented, any business may be transacted by such voting group which might have been transacted at the meeting as originally called.

A stockholder may vote his or her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for three (3) years unless another period is expressly provided in the appointment form. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

2.8       Consents of Absentees. No defect in the calling or noticing of a stockholders’ meeting will affect the validity of any action at the meeting if a quorum was present, and if each stockholder not present in person or by proxy signs a written waiver of notice, consent to the holding of the meeting, or approval of the minutes, either before or after the meeting, such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

2.9       Record Date Closing Transfer Books. The Board of Directors shall fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of the stockholders. The record date shall not precede the date upon which the resolution fixing the record date is adopted, and shall be not less than ten (10) nor more than sixty (60) days prior to said meeting.

2.10      Stockholder List. A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared. Such list, for a period of ten (10) days prior to the meeting, shall be kept on file at a place within the city where the meeting is to be held and shall be subject to inspection by any stockholder, for any purpose germane to the meeting, during usual business hours. Such list shall be kept open at the meeting and shall be subject to the inspection of any stockholder.

2.11      Order of Business. The order of business of each meeting of the stockholders of the Corporation shall be determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts and things as are necessary or desirable for the conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meetings after the time prescribed for commencement thereof, and opening and closing of the voting polls.

2.12      Notice of Stockholder Business. At any meeting of the stockholders, only such business other than a stockholder nomination of a person as a director, which is governed by Section 2.13, and other than matters properly brought under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of its delivery of the notice required under this Section 2.12, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received by the Corporation no later than the close of business on the later of seventy (70) days prior to the date of the meeting or ten (10) days following the day on which public announcement of the date of the meeting was made; and provided, further, that in the case of a special meeting of stockholders, notice must be received by the Corporation no later than ten (10) days following the day on which public announcement of the meeting date was made. (For purposes hereof, public announcement shall be deemed to have been made upon disclosure in a press release reported by the Dow Jones News Service, the Associated Press or other national news service or in a document filed with the Securities and Exchange Commission pursuant to the Exchange Act.) Such stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address, as they appear on the Corporation’s books, of the stockholder and any Stockholder Associated Person covered by clauses (c) and (d) below; (c) the class and number of each class or series of the shares of the Corporation that are beneficially owned by the stockholder and by any Stockholder Associated Person and a description of any agreement, arrangement or understanding (including any derivative or short positions, profits interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder notice by the stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to the securities of the Corporation and a covenant that the stockholder will notify the Corporation of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five days following the later of the record date or the date that the record date is first publicly announced; (d) a representation that such stockholder is a holder of record or beneficial owner of shares entitled to vote at the meeting and intends to appear in person or proxy at the meeting to propose such business; (e) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal; and (f) any material interest of such stockholder or Stockholder Associated Person in such business. The chairman of a stockholder meeting may determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect (or impose any additional requirement to) a stockholder’s ability to request inclusion of proposals in the Corporation’s proxy statement pursuant to rule 14a-8 under the Exchange Act.

For purposes hereof, “Stockholder Associated Person” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

The requirements of this Section 2.12 are intended to provide the Corporation with notice of a stockholder’s intention to bring business before a stockholders meeting and in no event shall be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before a stockholders’ meeting.

2.13      Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors (other than persons nominated by the Corporation). Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation, who is a stockholder of record at the time of its delivery of the notice required under this Section 2.13, who shall be entitled to vote for the election of directors at such meeting and who complies with the notice procedures set forth in this Section 2.13. Such stockholder nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to such anniversary date or delayed more than sixty (60) days after such anniversary date, then to be timely such notice must be received no later than the close of business on the later of seventy (70) days prior to the date of the meeting or ten (10) days following the day on which public announcement of the meeting was made; and, provided further, that in the case of a special meeting of stockholders notice must be received no later than ten (10) days following the day on which public announcement of the meeting was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of the stockholder and any Stockholder Associated Person covered by clauses (b)(ii) and (b)(iii) below; (ii) the class and number of each class or series of the shares of the Corporation which are beneficially owned by the stockholder and by any Stockholder Associated Person and any derivative positions held of record or beneficially by the stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to the Corporation’s securities and a description of any agreement, arrangement or understanding (including any derivative or short positions, profits interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder notice by the stockholder or any Stockholder Associated Person, the effect or intent of which is to mitigate loss, manage risk or benefit of share price changes for, or increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to the securities of the Corporation and a covenant that the stockholder will notify the Corporation of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five days following the later of the record date or the date that the record date is first publicly announced; (d) a representation that such stockholder is a holder of record or beneficial owner of shares entitled to vote at the meeting and intends to appear in person or proxy at the meeting to nominate the person or persons specified in the notice; and (e) a representation as to whether the stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The requirements of this Section 2.13 are intended to provide the Corporation with notice of a stockholder’s intention to nominate a person for election as director at a stockholder’s meeting and in no event shall be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to making such a nomination.

2.14      Action Without a Meeting. Action required or permitted by statute to be taken at a stockholders’ meeting may be taken without a meeting if a written consent, delivered to the Corporation, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

2.15      Presiding Officer and Secretary. Meetings of the stockholders shall be presided over by the Chief Executive Officer, or if the Chief Executive Officer is not present, by the President, or if the Chief Executive Officer and the President are not present, by a chairman chosen by a majority of the stockholders entitled to vote at such meeting. The Secretary or, in his absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, a majority of the stockholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.

ARTICLE III.

DIRECTORS

3.1       Powers of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The Board of Directors shall constitute the governing body of the Corporation and shall be responsible to the stockholders for setting policy, long range planning and providing oversight of the management of the Corporation.

3.2       Number and Qualification. The number of directors, which shall constitute the Board of Directors, shall be not less than three directors and may increase to such other number of Directors as shall be determined, from time to time, by the Board of Directors of the Corporation. No decrease shall have the effect of shortening the term of any incumbent director.

3.3       Election and Term. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three (3) classes, Class I, Class II, and Class III, each consisting of approximately one-third (1/3) of the whole number of the Board of Directors, and each director of the Corporation shall hold office until his successor is elected and qualified or until his death, resignation, or removal. Each class of directors shall be as nearly equal in number of directors as possible and shall be denominated in such manner as the Board of Directors may determine. The term of office of those of Class I will expire at the first annual meeting of stockholders following their election; of Class II one year thereafter; of Class Ill two years thereafter; and at each annual election held after such classification and election, the successors to the class of directors whose terms shall expire that year shall be elected to hold office for a term of three (3) years, so that the term of office for one class of directors shall expire in each year Directors need not be stockholders of the Corporation or residents of the State of Delaware.

3.4       Filling Vacancies. Any vacancy occurring in the Board of Directors by reason of death, resignation, or removal shall be filled by the affirmative vote of a majority of the remaining directors entitled to vote although the remaining directors constitute less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at a regular meeting or a special meeting of the Board of Directors called for that purpose, or at an annual meeting or a special meeting of stockholders called for that purpose.

3.5       Resignation of Directors. Any director may resign at any time by delivering a written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

3.6       Removal of Directors. Any director may be removed from the Board of Directors at any time for cause by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to be cast for the election of directors; provided, however, a director may be removed “for cause” only upon a finding that (i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and (ii) removal is in the best interests of the Corporation. Directors of the Corporation may be removed for any reason other than cause only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

3.7       Place of Meetings. Regular or special meetings of the Board of Directors may be held either within or without the State of Delaware.

3.8       Chairman of the Board. The Chairman of the Board of Directors, if one be elected by the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to such Chairman pursuant to resolution duly adopted by the Board of Directors.

3.9       Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. The Board shall meet at least annually. At such meetings, the Board shall ensure that the officers or other management personnel of the Corporation report on management’s progress in carrying out the policies of the Board and shall discuss management’s recommendations for changes in policy.

3.10      Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called by the Secretary on the written request of two (2) directors. Notice of any special meeting of the Board of Directors shall be given to each director at least three (3) days before the date of the meeting.

3.11      Quorum of Directors. At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.12      Committees. The Board of Directors by resolution passed by a majority of the entire Board of Directors, may from time to time designate members of the Board of Directors to constitute committees, including an executive committee, a finance committee, compensation committee, audit and nominating committee, which shall in each case consist of not less than three (3) directors and have and may exercise such powers as the Board of Directors may determine and specify in the respective resolutions appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of any meeting, unless the Board of Directors shall otherwise direct. The Board of Directors shall have power at any time to change the number and the members of any such committee, to fill vacancies and to discharge any such committee but shall not execute this power in violation of the provisions of any agreement between the Corporation and any of its stockholders.

3.13      Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the actions so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

3.14      Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attending each meeting of the Board of Directors and may be paid a fixed sum for attending each meeting of the Board of Directors or a stated salary for serving as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.15      Minutes of Meetings. The Board of Directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the Corporation. Committees of the Board of Directors shall maintain a separate record of the minutes of their proceedings.

ARTICLE IV.

NOTICES AND MEETINGS.

4.1       Method of Giving Notice. Any notice to directors or stockholders shall be in writing and shall be delivered personally or by facsimile transmission or electronic mail or mailed to the directors or stockholders at their respective addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time of delivery if in person or when such notice shall be sent or deposited in the United States mail, postage paid.

4.2       Waiver of Notice. Any notice required to be given may be subject to a waiver thereof in writing signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner. Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Corporation. Attendance of such persons at any meeting shall constitute a waiver of notice of such meetings, except where there persons attend for the express purpose of objecting that the meeting is not lawfully convened.

4.3       Voting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Certificate of Incorporation or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

(i)        the director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or transacting business at the meeting;

(ii)        the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or

(iii) the director delivers written notice of the director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.4       Telephone Meetings. Subject to the requirements of the Delaware General Corporation Law (the “DGCL”) or these bylaws for notice, stockholders, members of the Board of Directors, or members of any committee designated by such Board of Directors, may participate in and hold a meeting of such stockholders, Board of Directors, or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 4.4 of Article 4 shall constitute presence in person at such meeting.

4.5       Place of Meetings. All meetings of the stockholders shall be held at the registered office of the Corporation, or any other place within or without this State, as may be designated for that purpose from time to time by the Board of Directors.

ARTICLE V.

OFFICERS

5.1       Qualifications. The officers of the Corporation need not be stockholders of the Corporation or residents of the State of Delaware. The Board of Directors shall elect a Chief Executive Officer, a Chief Financial Officer, a President, a Treasurer, a Secretary and such other officers, including a Chairman of the Board of Directors, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and assistant officers as the Board of Directors may deem desirable. Any two (2) or more offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person.

5.2       Compensation of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers on such terms as the Board of Directors deems advisable. No officer shall be disqualified from receiving a salary or other compensation by reason of the fact that he is also a director of the Corporation.

5.3       Term and Vacancies. The officers of the Corporation shall hold office until their successors are elected or appointed and qualified, or until their death, resignation, or removal from office. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

5.4       Removal of Officers. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

5.5       General Authority of Officers. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

5.6       Duties of the Chief Executive Officer. The Chief Executive Officer shall have overall supervision of the active management of the Company, including its direction, administration and leadership, and shall perform such other duties as the Board of Directors may from time to time prescribe. The Chief Executive Officer may call meetings of the stockholders or directors as provided in these bylaws.

5.7       Duties of the President. The President shall perform such duties and have such authority and powers as the Board of Directors or the Chief Executive Officer may prescribe. The President may call meetings of the stockholders as provided in these bylaws. If the President is not the Chief Executive Officer, the President in the absence or disability of the Chief Executive Officer shall perform the duties and have the authority of the Chief Executive Officer.

5.8       Duties of the Chief Financial Officer. The Chief Financial Officer shall supervise the Company’s finance, investment, actuarial and accounting functions, shall report to the Chief Executive Officer and shall perform such other duties as the Board of Directors or the Chief Executive Officer may prescribe.

5.9       Duties of Vice Presidents. The Company shall have such Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors may from time to time determine. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe, or as the Chief Executive Officer may from time to time determine.

5.10      Duties of Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all business transacted at such meetings in a minute book to be kept for that purpose and shall perform like duties for the standing committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or the Chief Executive Officer, under whose supervision the Secretary shall be. The Secretary shall take and keep custody of the seal of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary or by the signature of an assistant Secretary or of the Treasurer.

5.11      Duties of Assistant Secretaries. The assistant secretaries, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or Secretary from time to time may delegate.

5.12      Duties of Treasurer. The Treasurer shall have the custody of the Corporation’s funds and securities, shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation and shall deposit all funds and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all the Treasurer’s transactions as Treasurer and of the financial conditions of the Corporation. The Treasurer shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe, or as the Chief Executive Officer may from time to time delegate.

5.13      Duties of Assistant Treasurer. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or Treasurer may from time to time delegate.

5.14      Execution of Instruments. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agents of the Corporation and in such manner as the Board of Directors from time to time may determine. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

ARTICLE VI.

CERTIFICATES AND STOCKHOLDERS

6.1       Forms of Certificates. The shares of the Corporation’s stock may be certificated or un-certificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by the stockholder. Any certificates issued to any stockholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of Delaware, the name of the stockholder, and the number and class (and the designation of the series, if any) of the shares represented. Where applicable, any certificate issued to any Stockholder of the Corporation shall also summarize the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series). Each certificate shall be signed either manually or by facsimile, by (i) the Chairman of the Board, the President or a Vice President and (ii) by the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, then the certificate is nevertheless valid. Where required under Delaware law, within a reasonable time after the issuance or transfer of un-certificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s articles of incorporation, these Bylaws, any agreement among stockholders or any agreement between stockholders and the Corporation. The written notice shall also set forth any the designations, relative rights, preferences, and limitations applicable to each class of stock and the variations in rights, preferences, and limitations determined for each series of stock (and the authority of the Board of Directors to determine variations for future series).

6.2       Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of un-certificated shares to the stockholder entitled thereto, cancel the old certificate and record the transaction upon the Corporation’s books. Upon the surrender of any certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face “Cancelled” and filed with the permanent stock records of the Corporation. Upon the receipt of proper transfer instructions from the registered owner of un-certificated shares, such un-certificated shares shall be cancelled, issuance of new equivalent un-certificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

6.3       Record Ownership Conclusive. The Corporation shall be entitled to treat the holder of any share or shares of stock in the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person, whether or not it has express or other notice thereof, except as otherwise provided by law or by any stock purchase and redemption agreement to which the stock may be subject, if such agreement has been formally executed or accepted by the Corporation.

6.4       Replacement of Certificates. Any person claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon the Corporation may issue (i) a new certificate or certificates of stock or (ii) un-certificated shares in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed.

ARTICLE VII.

OTHER PROVISIONS

7.1       Dividends. Dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Certificate of Incorporation, as amended, and to the laws of the State of Delaware. The declaration and payment of dividends shall be at the discretion of the Board of Directors.

7.2       Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the name and addresses of all stockholders and the number and class of the shares held by each.

7.3       Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.4       Seal. The Corporation’s seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

7.5       Contracts. Unless otherwise required by the Board of Directors, the Chief Executive Officer, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

7.6       Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chief Executive Officer, the President or the Board of Directors. Such authority may be general or confined to specific instances.

7.7       Checks, Drafts, Etc. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chief Executive Officer, the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

7.8       Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

7.9       Voting Securities Held by the Corporation. Unless otherwise required by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chief Executive Officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

ARTICLE VIII.

INDEMNIFICATION OF DIRECTORS,

OFFICERS AND OTHER AUTHORIZED

REPRESENTATIVES

8.1       Third Party Proceedings. The Corporation shall indemnify any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent (including without limitation members of advisory boards of health care organizations and other facilities owned by the Corporation and physicians serving on medical staff committees of such health care organizations) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by such person while acting in any such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (whether with or without court approval) actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

8.2       Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent (including without limitation members of advisory boards of hospitals and other facilities owned by the Corporation and physicians serving on medical staff committees of such hospitals) of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or not taken by him while acting in any such capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any such threatened or actual action or suit by a settlement or by an adverse judgment or order shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation. Nevertheless, there shall be no indemnification with respect to expenses incurred in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3       Absolute Right. To the extent that a director, officer, employee or agent of the Corporation, or a person serving in any other enterprises at the request of the Corporation, shall have been successful on the merits or otherwise in defending against any threatened or actual action, suit or proceeding referred to in Section 8.1 hereof or any threatened or actual action or suit referred to in Section 8.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

8.4       Determination of Conduct. Any indemnification under Sections 8.1 or 8.2 hereof (unless ordered by a court), shall be made by the Corporation only as authorized in the specific cases upon a determination that indemnification is proper in the circumstances because the person claiming indemnification has met the applicable standard of conduct set forth in such Sections. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (ii) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

8.5	Payment of Expenses in Advance.
(1)

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of a director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 8.

(2)

Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of an authorized representative other than a director by the Corporation in advance of the final disposition of such third party or corporate proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such authorized representative to repay if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.

(3)	The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

8.6       Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

8.7       Indemnity Not Exclusive. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation or engaged in any other enterprise at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.8       Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article 8.

8.9	Definitions. For purposes of this Article:
(1)

“authorized representative” shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise;

(2)

“corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(3)

“corporate proceeding” shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

(4)	“criminal third party proceeding” shall include any action or investigation which could or does lead to a criminal third party proceeding;
(5)	“expenses” shall include attorneys’ fees and disbursements;
(6)	“fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;
(7)

“not opposed to the best interests of the Corporation” shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

(8)	“other enterprises” shall include employee benefit plans;
(9)	“party” shall include the giving of testimony or similar involvement;

(10)

“serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

(11)

“third party proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

ARTICLE IX.

AMENDMENT AND CONSTRUCTION

9.1       Amendment. The power to alter, amend, or repeal these bylaws or adopt new bylaws shall be vested in the Board of Directors. The stockholders may not amend, delete or otherwise alter these bylaws except upon the affirmative vote of the holders of not less than 75% of the outstanding capital stock of the Corporation entitled to vote thereon.